                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      TRIMARK HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                             TRIMARK HOLDINGS, INC.
                                2644 30TH STREET
                      SANTA MONICA, CALIFORNIA 90405-3009
                                 (310) 314-2000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 1997

                            ------------------------

TO THE STOCKHOLDERS OF TRIMARK HOLDINGS, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders (the "Meeting") of Trimark Holdings, Inc., a Delaware corporation (the "Company") will be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California on Friday, November 21, 1997 at 9:00 a.m., for the following purposes, all as set forth in the attached Proxy Statement.

    1. ELECTION OF DIRECTORS. To elect four persons to the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

    2. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS. To ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending June 30, 1998.

    3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting and at any and all adjournments thereof.

    Stockholders of record at the close of business on October 10, 1997 are entitled to notice of and to vote at the Meeting. In compliance with Section 219 of the General Corporation Law of the State of Delaware, a list of the stockholders entitled to vote at the Meeting will be open for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten days prior to the Meeting at the offices of the Company. The list of stockholders will be available for examination at the site of the Meeting on the Meeting date from 8:30 o'clock a.m. until adjournment of the Meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                                     [LOGO]

                                          Mark Amin
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

Date: October 17, 1997

                             TRIMARK HOLDINGS, INC.
                                2644 30TH STREET
                      SANTA MONICA, CALIFORNIA 90405-3009
                                 (310) 314-2000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 21, 1997

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Trimark Holdings, Inc., a Delaware corporation (the "Company"), for use at its annual meeting of stockholders (the "Meeting") to be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California, on Friday, November 21, 1997 at 9:00 a.m. and at any and all adjournments thereof. It is expected that this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy will be mailed to stockholders on or about October 28, 1997.

MATTERS TO BE CONSIDERED

    The matters to be considered and voted upon at the Meeting will be:

    1. ELECTION OF DIRECTORS. To elect four persons to the Board of Directors to serve until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

    2. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS. To ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending June 30, 1998.

    3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting and at any and all adjournments thereof.

REVOCABILITY OF PROXIES

    A Proxy for use at the Meeting is enclosed. Any stockholder who executes and delivers such Proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. It also may be revoked by attendance at the Meeting and an election to vote in person. Subject to such revocation, all shares represented by a properly executed Proxy received prior to or at the Meeting will be voted by the proxy holders whose names are set forth in the accompanying Proxy (the "Proxy Holders") in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted (i) "FOR" the election of the nominees for director set forth herein; and (ii) "FOR" the proposal to ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending June 30, 1998. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. If, however, any other matters properly are presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.

COSTS OF SOLICITATION OF PROXIES

    This solicitation of Proxies is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of Proxies. It is contemplated that Proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

OUTSTANDING SECURITIES AND VOTING RIGHTS

    Only stockholders of record at the close of business on October 10, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 4,182,627 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), outstanding, excluding shares held by the Company as treasury stock. There was no beneficial owner (as defined under the rules of the Securities and Exchange Commission) of more than 5% of the Common Stock known to the Company at September 1, 1997, other than as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" below. A quorum at the meeting is a majority of the outstanding shares of Common Stock, and each stockholder shall have one vote for each share registered in such stockholder's name on the books of the Company except that, as the result of the application of certain provisions of the California Corporations Code arising out of uncertainty as to the number of beneficial owners of Common Stock as of the Record Date, in the election of Directors addressed by Proposal No. 1, each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of shares held multiplied by the number of directors to be elected (four). All such votes may be cast for a single candidate or distributed among any or all the candidates as the stockholder sees fit. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the Meeting prior to the voting of their intention to cumulate their votes. The Company is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose. The election of directors requires the affirmative vote for each candidate of a plurality of the votes cast. The affirmative vote of a majority of all shares represented and voting at the Meeting is required for approval of Proposal No. 2.

    Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as to the shares of Common Stock owned as of September 1, 1997 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director (and nominee for director); (iii) each executive officer named in the Summary Compensation Table herein; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, (i) the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable; and (ii) the business address of each such person is c/o the Company, 2644 30th Street, Santa Monica, California 90405-3009.

                                                                   NUMBER OF SHARES
                                                                     BENEFICIALLY       PERCENT
NAME                                                                     OWNED          OF CLASS
-----------------------------------------------------------------  -----------------  ------------
Directors and Executive Officers
  Mark Amin (1)..................................................       1,595,708(2)          37%
  James E. Keegan................................................          62,000(3)         1.5%
  Gordon Stulberg................................................          13,800(4)       *
  Matthew H. Saver (5)...........................................           7,000(6)       *
  Tofigh Shirazi (7).............................................           6,762(8)       *
  Tim Swain......................................................          60,500(9)         1.4%
  Don Gold.......................................................          10,050(10)      *
  Sergio Aguero..................................................          47,000(11)        1.1%
  Directors and Executive Officers as a group
    (9 persons)..................................................       1,810,820(12)       39.9%

Beneficial Owners
  Reza Amin (1)..................................................         571,316(13)       13.7%
  Heartland Advisors, Inc. (14)..................................         918,800(15)         22%

------------------------

  * Represents less than 1% of the 4,182,627 shares of Common Stock outstanding on September 1, 1997.

 (1) Mark Amin and Reza Amin are brothers.

 (2) Mark Amin disclaims beneficial ownership of 66,390 of these shares which he holds as trustee of a trust for the benefit of certain family members. Includes options to purchase 133,333 shares which are currently exercisable or will become exercisable by November 1, 1997.

 (3) Reflects options to purchase 62,000 shares which are currently exercisable or will become exercisable by November 1, 1997.

 (4) Includes options to purchase 12,000 shares which are currently exercisable or will become exercisable by November 1, 1997.

 (5) The address of Mr. Saver is c/o Myman, Abell, Fineman & Greenspan, 11777 San Vicente Boulevard, Suite 880, Los Angeles, California 90049.

 (6) Includes options to purchase 6,000 shares which are currently exercisable or will become exercisable by November 1, 1997.

 (7) The address of Mr. Shirazi is 3621 West Alabama, Suite 200, Houston, Texas 77027.

 (8) Includes options to purchase 6,000 shares which are currently exercisable or will become exercisable by November 1, 1997.

 (9) Reflects options to purchase 60,500 shares which are currently exercisable or will become exercisable by November 1, 1997.

(10) Includes options to purchase 8,500 shares which are currently exercisable or will become exercisable by November 1, 1997.

(11) Reflects options to purchase 47,000 shares which are currently exercisable or will become exercisable by November 1, 1997.

(12) Includes options to purchase 343,333 shares which are currently exercisable or will become exercisable by November 1, 1997.

(13) Reza Amin disclaims beneficial ownership of 132,780 of these shares which he holds as trustee of a trust for the benefit of certain family members.

(14) The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

(15) As reported in Amendment No. 6 to Schedule 13G dated February 12, 1997, filed by Heartland Advisors, Inc., reflecting ownership as of December 31, 1996. Heartland Advisors, Inc. reported that it had sole power to vote 771,100 shares and sole power to dispose or to direct the disposition of 918,800 shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS OF THE COMPANY

    The By-Laws of the Company provide that the number of directors shall be not less than three nor more than seven. Effective October 1, 1997, Johan A. Wassenaar resigned as a director, and the Board of Directors thereafter set the number of directors at four. There are no vacancies on the Board.

    The persons named below, each of whom is currently a member of the Board of Directors of the Company, have been nominated for election by the Board of Directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the event that any of the nominees should become unavailable for election as a director it is intended that the Proxy Holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve if elected to office.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

    The following table sets forth certain information, as of October 1, 1997, with respect to each person who has been nominated by the Board of Directors for election as a director.

                                                                                        YEAR FIRST
                                     POSITIONS WITH THE COMPANY                         ELECTED OR
                                      AND PRINCIPAL OCCUPATION                          APPOINTED A
NAME                                  FOR PAST FIVE YEARS (1)                     AGE    DIRECTOR
------------------  ------------------------------------------------------------  ---   -----------
Mark Amin           Chairman of the Board since November 1988, and Chief          47       1984(1)
                      Executive Officer since January 1994; President from
                      January until September 1994

Gordon Stulberg     Former Chairman of the Board of Philips Interactive Media     73       1991
                      International (an interactive compact disc development
                      venture of companies) and was Chairman of the Board from
                      1986 to September 1993; formerly, President of PolyGram
                      Pictures; and a consultant to Cox Enterprises since 1985

Matthew H. Saver    Of Counsel to the law firm of Myman, Abell, Fineman &         44       1994(1)
                      Greenspan since 1994; Chief Operating Officer of
                      Lightstorm Entertainment, Inc. (a motion picture
                      production company) from 1992 to 1993; attorney at the law firm of Rosenfeld, Meyer & Susman, LLP, the Company's
                      outside counsel, from 1978 to 1992

                                                                                        YEAR FIRST
                                     POSITIONS WITH THE COMPANY                         ELECTED OR
                                      AND PRINCIPAL OCCUPATION                          APPOINTED A
NAME                                  FOR PAST FIVE YEARS (1)                     AGE    DIRECTOR
------------------  ------------------------------------------------------------  ---   -----------
Tofigh Shirazi      Founder and president of Intercontinental United Investors    44       1994
                      Corporation (a Houston-based real estate development and
                      investment firm) since 1981

------------------------

(1) Includes service both with the Company and Trimark Pictures, Inc., a California corporation ("Trimark") and a wholly-owned subsidiary of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES; DIRECTOR COMPENSATION

    All directors are elected annually and serve until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. Directors of the Company who are not executive officers are entitled to receive a fee of $10,000 per year for serving on the Board of Directors, options to purchase 2,000 shares of Common Stock per year under the Company's Directors' Stock Option Plan and $1,000 for attendance at each committee meeting.

    During fiscal year 1997, the Board of Directors held five meetings and took action by unanimous written consent on four occasions. During fiscal year 1997, each director attended at least 75% of the total number of the meetings of the Board and of the committees of the Board on which such member serves.

    The Board of Directors has a standing Audit Committee presently comprised of Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The functions of the Audit Committee are to review and approve the selection of, and all services performed by, the Company's independent accountants; to meet and consult with and to receive reports from, the Company's independent accountants and its financial and accounting staff; and to review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. During fiscal year 1997, the Audit Committee held one meeting.

    The Board of Directors has a standing Stock Option Plan Committee presently comprised of Matthew H. Saver and Tofigh Shirazi. The function of such committee is to administer the Company's Stock Option and Stock Appreciation Rights Plan described herein. During fiscal year 1997, the Stock Option Plan Committee held no meetings and took action by unanimous written consent on four occasions.

    The Board of Directors has a standing Compensation Committee presently comprised of Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The function of such committee is to review, approve and recommend to the Board compensation for certain officers of the Company. During fiscal year 1997, the Compensation Committee held one meeting. The Company has no Nominating Committee.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

    The following table sets forth the cash compensation (including cash bonuses) paid by the Company for its fiscal years ended June 30, 1997, 1996 and 1995 to its Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer at June 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                              COMPENSATION AWARDS
                                                ANNUAL COMPENSATION(1)        --------------------
                                          ----------------------------------        OPTIONS/            ALL OTHER
NAME AND PRINCIPAL POSITION               FISCAL YEAR  SALARY($)   BONUS($)         SARS(#)         COMPENSATION($)(7)
----------------------------------------  -----------  ----------  ---------  --------------------  ------------------
Mark Amin                                       1997   $  380,000  $      --               --           $       --
  Chairman of the Board and Chief               1996   $  380,000  $      --          200,000           $       --
  Executive Officer (2)                         1995   $  380,000  $      --           --               $    2,780

James E. Keegan                                 1997   $  165,000  $      --               --           $       --
  Executive V.P., Finance, Chief                1996   $  152,000  $      --               --           $       --
  Financial Officer, Treasurer and              1995   $  140,000  $      --           27,000           $    2,780
  Secretary (3)

Tim Swain                                       1997   $  217,949  $      --           42,000           $       --
  Executive V.P., Domestic Distribution         1996   $  180,000  $      --           22,500           $       --
  of Trimark (4)                                1995   $  176,942  $   4,000               --           $    2,780

Sergio Aguero                                   1997   $  181,875  $      --               --           $       --
  Executive V.P., International Sales of        1996   $  166,666  $      --           36,000           $       --
  Trimark (5)                                   1995   $  151,083  $   4,000               --           $    2,780

Don Gold                                        1997   $  149,250  $  45,658            3,000           $       --
  Senior V.P. of Trimark (6)                    1996   $  132,665  $  39,461               --           $       --
                                                1995   $  113,500  $  17,500            2,500           $    2,780

------------------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the named executive officers of the Company, the value of which did not exceed the lesser of $50,000 or ten percent of the executive officer's cash compensation in the table.

(2) Mr. Amin has been Chairman of the Board of the Company since November 1988 and Chief Executive Officer of the Company since January 15, 1994. Mr. Amin is not operating under an employment agreement with the Company. Mr. Amin is being paid a salary at an annual rate of $380,000.

(3) The Company entered into a three-year employment agreement with Mr. Keegan, effective July 1, 1995. Mr. Keegan is entitled to receive an annual base salary of $152,000 during the first year, $165,000 during the second year and $177,500 during the third year of the agreement. The agreement provides that Mr. Keegan would be eligible for a year-end bonus, in the discretion of the Company's management. If Mr. Keegan's employment is terminated other than for cause, he will be entitled to be paid 50% of the remaining balance of his salary (100% in the event of a change of control of the Company) in accordance with its terms.

(4) Trimark entered into a three-year employment agreement with Tim Swain effective August 8, 1996. Mr. Swain is entitled to receive an annual base salary of $200,000 during the first year, $215,000 during the second year and $230,000 during the third year of the agreement. The agreement provides that Mr. Swain will be eligible for a year-end bonus, for each fiscal year of the Company during the term in which the Company's pre-tax profits are greater than 6% of the Company's stockholders equity, equal to the aggregate of the following: 3.6% of the Company's pre-tax profits up to $6,666,666 and 1.8% of the Company's pre-tax profits in excess thereof up to $15,555,555. As an advance against such bonus, Trimark has agreed to pay Mr. Swain $65,000 for each wide-release film that is initially distributed by Trimark during an applicable year in which film rentals exceed Trimark's prints and advertising expenditure for such film. The parties have agreed that in no event will the aggregate of any bonus payments relating to any applicable fiscal year exceed $400,000. If Mr. Swain's employment is terminated other than for reasons of his breach, he will be entitled to be paid 50% of the remaining balance of his salary (100% in the event of a change of control of the Company) in accordance with its terms.

(5) Trimark entered into a three-year employment agreement with Mr. Aguero, effective September 16, 1995. Mr. Aguero is entitled to receive an annual base salary of $170,000 during the first year, $185,000 during the second year and $200,000 during the third year of the agreement. The agreement provides that Mr. Aguero will be eligible for a year-end bonus, in the discretion of Trimark's management. If Mr. Aguero's employment is terminated other than for cause, he will be entitled to be paid 50% of the remaining balance of his salary (100% in the event of a change of control of the Company) in accordance with its terms.

(6) Trimark entered into a three-year employment agreement, as amended, with Don Gold effective January 3, 1995. Mr. Gold was entitled to receive an annual base salary of $125,000 during the first year, approximately $140,000 during the second year and $156,000 during the third year of the agreement. The agreement provides that Mr. Gold would be eligible for a year-end bonus, in the discretion of Trimark's management. If Mr. Gold's employment is terminated other than for cause, Trimark will pay him the remaining contract amount through a regular payment schedule until such time as Mr. Gold becomes otherwise employed in a job of equal or greater compensation. The agreement provides that Mr. Gold will be eligible for a calendar year-end bonus based on the profitability of Trimark's domestic home video and sell-thru operations. The parties have agreed that in no event will the aggregate of any bonus payment relating to the profitability of the home video operations in any applicable calendar year exceed $67,000.

(7) Represents cash contributions by the Company to its 401(k) Plan for the account of the named individuals.

OTHER COMPENSATION ARRANGEMENTS

    During the fiscal year ended June 30, 1997, Johan Wassenaar provided services to the Company for a portion of his professional time as the Company's Secretary and Vice Chairman of the Board and similar services for affiliates of the Company. Mr. Wassenaar was compensated by the Company for his consulting services at the rate of $200 per hour. During the most recent fiscal year, the Company paid Mr. Wassenaar compensation of approximately $56,236. Effective October 1, 1997, Mr. Wassenaar resigned as a director and officer of the Company and its affiliates. However, he will continue to provide consulting services to the Company.

STOCK OPTIONS

    The following table sets forth information with respect to grants of options ("Options") to purchase Common Stock under the Company's Stock Option and Stock Appreciation Rights Plan (the "Plan") to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1997. The Company did not grant any stock appreciation rights during such fiscal year.

              OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 30, 1997

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                                    ANNUAL
                                                      INDIVIDUAL GRANTS                      RATES OF STOCK PRICE
                                   --------------------------------------------------------    APPRECIATION FOR
                                                    % OF TOTAL        EXERCISE                      OPTION
                                     OPTIONS      OPTIONS GRANTED        OR                        TERMS(4)
                                     GRANTED      TO EMPLOYEES IN    BASE PRICE  EXPIRATION  ---------------------
NAME                                 (#)(2)         FISCAL YEAR      ($/SH)(3)      DATE       5%($)      10%($)
---------------------------------  -----------  -------------------  ----------  ----------  ---------  ----------
Mark Amin........................      --               --               --          --         --          --

James E. Keegan..................      --               --               --          --         --          --

Tim Swain (1)....................      24,000              31%         $5.38       7/2/2006  $  81,204  $  205,788
                                       18,000            23.2%         $8.00       7/2/2006  $  13,743  $  107,181

Sergio Aguero....................      --               --               --          --         --          --

Don Gold (1).....................       3,000             3.9%         $4.38       8/1/2006  $   8,255  $   20,918

------------------------

(1) Mr. Swain and Mr. Gold received their Options pursuant to the Stock Option and Stock Appreciation Rights Plan. The Options vest and become exercisable with respect to 33 1/3% of the shares on or about the first anniversary of the grant date, and an additional 33 1/3% of the Options vest on each of the second and third anniversary of the initial grant date if the optionee has remained employed by the Company until such date.

(2) The Options granted shall terminate three months after the termination of employment unless (i) such termination was by reason of death, in which case the Options shall be exercisable for one year after the date of termination of employment or (ii) such termination was for cause, in which case the Options shall terminate on the date of termination of employment. However, in no event will such Options be exercisable after ten years from the date of grant.

(3) All Options were granted at or above market value on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by cash, by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(4) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

    The following table sets forth information with respect to the exercise of Options, ownership of Options and Option values as of June 30, 1997. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with Options.

                 AGGREGATED OPTION EXERCISES DURING FISCAL 1997
                       AND FISCAL YEAR END OPTION VALUES

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                        SHARES                       FISCAL YEAR-END(#)         FISCAL YEAR-END ($)*
                                       ACQUIRED        VALUE     --------------------------  --------------------------
NAME                                  ON EXERCISE    REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------  -------------  -----------  -----------  -------------  -----------  -------------
Mark Amin..........................       --            --           66,667        133,333    $   8,333    $    16,667

James E. Keegan....................       --            --           62,000        --         $  10,000        --

Tim Swain..........................       --            --           46,500         42,000    $  13,813        --

Sergio Aguero......................       --            --           49,000         14,000    $  14,625        --

Don Gold...........................       --            --            7,500          5,500       --        $     2,250

------------------------

* Represents the difference between the closing price of the Common Stock on June 30, 1997 ($5.125) and the exercise price of the Options, multiplied by the applicable number of Options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During the fiscal year ended June 30, 1997, Trimark made a loan of (i) $400,000 to Mark Amin, the Chairman of the Board and Chief Executive Officer of the Company (which loan could be increased to $750,000), and (ii) $250,000 to Johan Wassenaar, Vice-Chairman of the Board and Secretary of the Company until October 1, 1997. Each loan is evidenced by a promissory note, is secured by shares of the Company's Common Stock and bears interest at Trimark's weighted average cost of funds under its credit facility with its bank (which averaged 7.92% during the time period during the fiscal year ended June 30, 1997 that Mr. Amin's and Mr. Wassenaar's loans were outstanding), but in no event less than the applicable federal rate set forth in Section 1274(d) of the Internal Revenue Code. Interest payments are due quarterly until June 30, 2000, at which time the entire loan balances are due. The largest aggregate amount of indebtedness outstanding during the fiscal year ended June 30, 1997 was $405,000 in the case of Mr. Amin and $256,000 in the case of Mr. Wassenaar. Subsequent to June 30, 1997, Trimark loaned an additional $350,000 to Mr. Amin. As of October 1, 1997, the aggregate amount outstanding was $764,000 in the case of Mr. Amin and $262,000 in the case of Mr. Wassenaar.

    Effective November 1, 1996, Trimark entered into an agreement with Barry Barnholtz, then an executive officer and over 5% stockholder of the Company, pursuant to which Mr. Barnholtz ceased to be an officer or employee of Trimark and agreed to render non-exclusive consulting services to Trimark. Under the agreement, for a period of one year, Trimark was granted the right of first negotiation with respect to all projects, screenplays, motion pictures, television programming and all other intellectual property rights owned or controlled by Mr. Barnholtz. Trimark is required to make payments to Mr. Barnholtz (less the unrecouped advance described below) to the extent that participation profits (as defined) with respect to any properties acquired by Trimark from Mr. Barnholtz exceed the participation losses (as defined). Pursuant to the agreement, Trimark was required to pay Mr. Barnholtz $220,000, payable monthly for a one-year period commencing November 1, 1996. In addition, the expiration date of certain options to acquire Common Stock previously granted by the Company to Mr. Barnholtz was extended by 21 months.

STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

    Since May 1990, the Company has maintained a Stock Option and Stock Appreciation Rights Plan (the "Plan"). The Plan currently provides for the grant of options to purchase up to 820,000 shares of the Company's Common Stock to officers, directors, key employees and consultants of the Company, and its subsidiaries. As of June 30, 1997, 179,161 shares remained available for grant under the Plan. In 1994 the

Board of Directors and stockholders approved an amendment to the Plan limiting the number of shares subject to options and stock appreciation rights that may be granted annually to any participant to 200,000.

    The Plan is administered by the Stock Option Plan Committee (the "Option Committee") of the Board of Directors. The Option Committee is comprised of Messrs. Matthew H. Saver and Tofigh Shirazi. The Option Committee has the authority to determine to whom, and the time or times at which options and "stock appreciation rights" or "SARs" will be granted, the number of shares of Common Stock that comprise each option, the number of SARs, and the time or times at which each option or SAR granted under the Plan may be exercised, provided, however, that no option or SAR may be exercised later than 10 years after the date of grant.

    The Plan provides for the grant of both "incentive stock options" or "ISOs" and "non-qualified stock options" to acquire the Company's Common Stock. ISOs may only be issued to the Company's employees and non-qualified stock options may be issued to the Company's regular employees as well as its consultants and certain of its executive officers and directors. ISO's must be granted with an exercise price of no less than the fair market value of the Company's Common Stock at the time of grant, but if granted to stockholders owning at least 10% of the Company's Common Stock outstanding, such options will be granted at a price of at least 110% of the fair market value of such Common Stock at the time of grant. The exercise price for non-qualified stock options is determined by the Option Committee. The shares purchased upon the exercise of an option granted under the Plan are to be paid for: (i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness, (iii) through the delivery of other shares of the Company's Common Stock having an aggregate fair market value equal to the total exercise price of the option being exercised, (iv) with the approval of the Option Committee, by a promissory note made by the optionee in favor of the Company upon terms and conditions to be determined by the Option Committee and secured by the shares issuable upon exercise of such option, or (v) any combination thereof.

    SARs granted under the Plan may, at the discretion of the Option Committee, enable the recipient upon exercise to receive payment in cash for increases in the market value of the Company's Common Stock from the date of grant (the "Initial Value") to the date of exercise. SARs may be issued to the Company's employees and certain of its executive officers and directors. A maximum of 820,000 SARs may be granted under the Plan, subject to reduction for any options outstanding under the Plan. A payment that represents appreciation of a SAR may be made in cash or in the Company's Common Stock. SARs may be granted in tandem with options under the Plan, in which event the exercise of one will extinguish the other. The Initial Value of SARs granted under the Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date the SAR is granted.

    Consideration for the options or SARs to be granted under the Plan is provided by the recipient's past, present and expected future contributions to the Company. No monetary consideration is provided by the recipient with respect to the grant of options or SARs.

    Except as otherwise provided by the Option Committee, no option or SAR granted under the Plan is transferable, except in the event of a recipient's death or permanent disability. ISOs may be exercised by the holder (a) while he is an employee of the Company or (b) within three months after termination of his employment if such termination is due to normal retirement or voluntary resignation if the Company's Board of Directors consents. In the event of a recipient's death or permanent disability, the recipient's ISOs may be exercised at any time prior to expiration of the ISOs, but in any event not later than one year after the date of his death or permanent disability. In the event of the recipient's death, the ISOs may be exercised by the person entitled to do so under the recipient's will or by the recipient's legal representative. The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

    Certain of the options granted by the Option Committee to date provide that such options shall become fully exercisable upon a "change of control" of the Company. A "change of control" is deemed to have occurred (i) upon approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities; or (ii) upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either the then outstanding shares or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of the voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

    The Board of Directors or the Option Committee may at any time suspend or terminate the Plan except that (i) no such action may impair the rights of optionees under any option or stock appreciation right previously granted pursuant to the Plan and (ii) shareholder approval is required to effect any amendment to or change in the Plan that would: (a) increase the maximum number of shares which may be acquired pursuant to options, and the maximum number of stock appreciation rights, granted under the Plan (except as to adjustments for stock splits through a reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction as provided in the
Plan); (b) change the minimum exercise price of an option or the Initial Value of a stock appreciation right; (c) increase the maximum number of options or stock appreciation rights issuable under the Plan; or (d) change the designation of persons eligible to receive options or stock appreciation rights under the Option Plan.

DIRECTORS' STOCK OPTION PLAN

    The Directors' Stock Option Plan ("Directors' Plan") was adopted by the Board of Directors of the Company in October 1993 and approved by the stockholders of the Company in November 1993. The purposes of the Directors' Plan are to enable the Company to attract and retain the services of non-employee and non-consultant members of the Board and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in the Company. The Directors' Plan covers an aggregate of 40,000 shares of Common Stock and no options may be granted subsequent to January 14, 2003.

    The Directors' Plan provides that each non-employee, non-consultant director as of January 14, 1994 ("Effective Date") would receive an option to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value as of such date. In addition, any person who is a non-employee/consultant director on an annual anniversary date of the Effective Date (including and terminating with the anniversary date in the year 2003) will receive an option to purchase 2,000 shares at the fair market value on that date, subject to the overall limit of the number of shares issuable under the Directors' Plan. The maximum term of each option is ten years from the date the option is granted. Each option vests fully upon the date of grant. The options are nontransferable, except by will or the laws of descent and distribution, and must be exercised by the optionee during the optionee's lifetime only by such optionee except that the optionee's estate may exercise the option immediately within one year of the optionee's death. Any outstanding option may be exercised within one year by an optionee who ceases to be a director by reason of disability and within three months by an optionee who ceases to be a director by reason of retirement. In the event an optionee ceases to be a director otherwise than by reason of death, disability or retirement, any outstanding option held by such optionee will terminate. The Board of Directors may suspend, discontinue, modify or amend the Directors' Plan in any respect except that the Board may not suspend, discontinue, modify or amend the Directors' Plan so as to adversely affect the rights of a participant with respect to any grants that have previously been made to such participant without such participant's approval. In addition, no amendment to or modification of the Directors' Plan which: (i) materially increases the benefits accruing to participants; (ii) except for certain changes in capital stock as a result of stock splits or other comparable transactions as set forth in Section 10 of the Directors' Plan, increases the number of shares that may be issued under the Directors' Plan; or (iii) modifies the requirements as to eligibility for participation under the Directors' Plan, will be effective without stockholder approval.

    The current directors of the Company eligible to participate in the Directors' Plan are Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. To date, Mr. Stulberg has received a grant, on January 14, 1994, to purchase 2,000 shares at $11.50 per share and each of Messrs. Stulberg, Saver and Shirazi received a grant, on January 14, 1995, to purchase 2,000 shares at $8.44 per share, a grant, on January 14, 1996, to purchase 2,000 shares at $5.25 per share, and a grant, on January 14, 1997, to purchase 2,000 shares at $5.25 per share.

    The Directors' Plan is not subject to ERISA and is not qualified under
Section 401(a) of the Code.

401(K) PLAN

    Effective as of January 1, 1990, the Company adopted its 401(k) Plan (the "Plan"), which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. The Plan, which is to be amended and restated as of July 1, 1997, was established to provide retirement and other benefits to employees of the Company. Employees who have completed at least 6 months of service qualify for the Plan. Participants may designate up to 15% of their compensation to be contributed to the Plan on a pre-tax basis ("Employee Elective Contributions"). Participants will be 100% vested in their Employee Elective Contributions (including earnings) at all times.

    The Company does not make matching contributions to the Plan. The Company may determine each plan year to make discretionary profit sharing contributions on behalf of participants who meet certain eligibility requirements (i.e. employed on the last day of the plan year or completion of at least 500 hours of service during such year). Participants will generally vest in the Company's contributions (including earnings) at the rate of 40% after the first year of service, 60% after the second year of service, 80% after the third year of service and 100% after the fourth year of service.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission"). Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the fiscal year July 1, 1996 through June 30, 1997. All of these filing requirements were satisfied by its directors, officers and ten percent holders, except that (i) Johan A. Wassenaar, former Vice Chairman of the Board of Directors, Secretary and a director of the Company, filed late two reports relating to two transactions involving sales of Common Stock; (ii) Barry M. Barnholtz, former Senior Vice President of the Company, filed late two reports relating to three transactions involving sales of Common Stock; and (iii) Cami Winikoff, Executive Vice President and Chief Administrative Officer of Trimark, filed late her initial ownership report on Form 3 and one report relating to a grant of options for Common Stock. In making these statements, the Company has relied on the written representations of its directors, officers and its ten percent holders and copies of the reports that they have filed with the Commission.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee are Gordon Stulberg, Matthew H. Saver and Tofigh Shirazi. The members of the Stock Option and Stock Appreciation Rights Plan Committee are Matthew H. Saver and Tofigh Shirazi. Messrs. Stulberg, Saver and Shirazi are directors of the Company. No member of the Compensation Committee or Stock Option and Stock Appreciation Rights Plan Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

   COMPENSATION COMMITTEE AND STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee reviews, approves and recommends to the Board of Directors compensation for the Company's Chairman of the Board and Chief Executive Officer, and Executive Vice President and Chief Financial Officer. The Stock Option and Stock Appreciation Rights Plan Committee administers the Company's Stock Option and Stock Appreciation Rights Plan.

    The Company's policies underlying compensation decisions are designed to attract and retain the best possible executive talent, to motivate Company executives to achieve the Company's goals, to link executive and stockholder interests through equity based compensation plans and to formulate compensation packages that recognize individual contributions. Certain of the Company's executive officers are currently employed pursuant to employment agreements, some of which are described under "Executive Compensation and Related Matters." One such employment agreement was entered into during fiscal 1997.

    In establishing executive compensation, the Compensation Committee, based on review and recommendation of executive performance by the Chief Executive Officer, evaluates individual performance as it impacts overall Company performance, with particular focus on an individual's contribution to the realization of operating profits and achievement of strategic business goals. The Compensation Committee attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers. No specific weighting is assigned by the Compensation Committee to any of the foregoing factors considered in determining compensation paid to the Chief Executive Officer or other executive officers, although the principal factor in setting compensation for persons other than the Chief Executive Officer is the recommendation of the Chief Executive Officer, which recommendation may be based on subjective factors, such as his perception of the particular executive's overall performance.

    In 1993, Congress enacted the Omnibus Reconciliation Act of 1993 (OBRA) which, among other things, establishes certain requirements in order for compensation exceeding $1,000,000 earned by certain senior executives to be deductible. Although the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Company currently intends to attempt to conform executive compensation programs and payments to OBRA's deductibility requirements. Accordingly, the Board of Directors has established certain restrictions on the granting of options or other awards under the Company's Stock Option and Stock Appreciation Rights Plan to assist in qualifying such compensation for an exemption. See "Executive Compensation and Related Matters--The Company's Stock Option and Stock Appreciation Rights Plan." The Board of Directors does not believe that other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

    The key elements of an executive's compensation consist of base salary, and, as to certain executives, a contractual bonus award and stock compensation, such as stock options. These items are discussed in more detail in the following sections of this Report.

    (a) Base Salary

    The Company compensates its executive officers primarily through salaries. As described above, based on the factors described therein, the Compensation Committee reviews certain officers salaries, including Mr. Amin's (the Chief Executive Officer), on an annual basis. Mr. Amin was paid an annual salary of approximately $380,000 in fiscal 1997 which was the same salary paid during the prior year. The Compensation Committee believed no increase was appropriate in light of the net losses incurred by the Company in fiscal 1997. Neither Mr. Amin nor the Compensation Committee believed an employment agreement was necessary.

    (b) Bonus

    The Company's senior executives and employees are eligible to receive a cash bonus. Subject to negotiated and fixed contractual bonus provisions contained in certain executives' employment agreements, the amount of bonuses and their distribution is discretionary, and the general practice is that such bonuses are recommended by the Chief Executive Officer and reviewed by the Compensation Committee. For fiscal 1997, one of the executive officers named in the Summary Compensation Table received a bonus. Mr. Amin did not receive a bonus in light of the Company's net loss in fiscal 1997.

    (c) Stock Based Compensation

    Under the Stock Option and Stock Appreciation Rights Plan which was approved by the stockholders in 1990, stock based compensation in the form of stock options and stock appreciation rights may be granted to directors, officers and key employees of the Company. During fiscal 1997, only stock options were granted under the Plan. The purpose of equity participation is to further align the interests between executive officers and the stockholders in the Company's growth in real value over the long term.

    STOCK OPTIONS

    Stock options, which are exercisable for ten years from the date of grant, have an exercise price equal to (or in some cases in excess of) the closing market price (NASDAQ/National Market) of the Company's Common Stock on the date of grant and vest in varying increments over periods ranging from the grant date to (more typically) three years. This approach is designed to provide an incentive to create stockholder value over the longer term, since the full benefit of the stock option compensation package generally cannot be realized unless stock appreciation occurs over several years.

    The Stock Option and Stock Appreciation Rights Plan Committee determines the number of options to be granted based principally upon the recommendation of the Chief Executive Officer whose recommendation in turn is based on his subjective analysis of individual performance, responsibility, the executive's other compensation (including prior grants of options, if any) and the executive's retention value to the Company. No specific weighting is assigned to these factors.

    In fiscal 1997, Mr. Amin was not granted options to purchase Common Stock. Certain other executive officers, including two executive officers named in the Summary Compensation Table, were granted options in fiscal 1997. See "Option Grants in the Fiscal Year Ended June 30, 1997."

    The foregoing report of the Compensation Committee and the Stock Option and Stock Appreciation Rights Plan Committee shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee                         Stock Option and Stock Appreciation
                                               Rights Plan Committee

Gordon Stulberg, Chairman                      Matthew H. Saver, Chairman
Matthew H. Saver                               Tofigh Shirazi
Tofigh Shirazi

                               STOCK PERFORMANCE

    Set forth below is a graph comparing, for the last five fiscal years, the yearly cumulative total stockholder return on the Common Stock, with the yearly cumulative total return on (a) the NASDAQ Stock Market (U.S.) Index, (b) an index comprised of the common stock of three independent companies in the motion picture industry (the "New Peer Group"): Live Entertainment Inc., Kushner-Locke Company and Overseas FilmGroup, Inc. and (c) an index comprised of Live Entertainment Inc. (the "Old Peer Group"), the only company still publicly traded from the prior year's Peer Group, since The Samuel Goldwyn Company, which was in the Peer Group, became a privately-held company on July 2, 1996, and thus stock quotations are no longer available for such company.

    The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG TRIMARK HOLDINGS, INC., THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  DOLLARS       TRIMARK HOLDINGS, INC.        OLD PEER GROUP        NEW PEER GROUP        NASDAQ STOCK MARKET (U.S.)
6/92                                 $100                  $100                  $100                              $100
6/93                                  200                   115                   128                               126
6/94                                  189                   115                   131                               127
6/95                                  167                    51                    72                               169
6/96                                  119                    69                   110                               218
6/97                                  114                    72                    43                               265

------------------------
* $100 INVESTED ON 06/30/92 IN STOCK OR INDEX--
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                                   PROPOSAL 2
                       RATIFICATION OF THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending June 30, 1998. Price Waterhouse LLP, the Company's accountants for the fiscal year ended June 30, 1997, performed audit services for fiscal year 1997 which included the examination of the consolidated financial statements of the Company and services relating to filings with the Securities and Exchange Commission. All professional services rendered by Price Waterhouse LLP during fiscal year 1997 were furnished at customary rates and terms.

    Representatives of Price Waterhouse LLP will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

    Stockholders are being asked to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending June 30, 1998. Ratification of the proposal requires the affirmative vote of a majority of the Company's shares of Common Stock represented and voting at the Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                                 ANNUAL REPORT

    The Company's Annual Report for the fiscal year ended June 30, 1997 accompanies this Proxy Statement. The Annual Report includes consolidated financial statements of the Company and its subsidiaries and the report thereon of Price Waterhouse LLP, independent accountants.

    UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO TRIMARK HOLDINGS, INC., ATTENTION: INVESTOR RELATIONS, 2644 30TH STREET, SANTA MONICA, CALIFORNIA 90405-3009, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.

                           PROPOSALS OF STOCKHOLDERS

    Under certain circumstances, stockholders are entitled to present proposals for consideration at stockholder meetings. Any such proposal to be included in the Proxy Statement for the Company's 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company prior to June 29, 1998. It is suggested that such proposals be sent by Certified Mail--Return Receipt Requested.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than as stated in the accompanying Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby on such matters in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.

                                          TRIMARK HOLDINGS, INC.

                                                     [LOGO]

                                          Mark Amin
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

Dated: October 17, 1997

                             TRIMARK HOLDINGS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 21, 1997

    The undersigned stockholder of Trimark Holdings, Inc. (the "Company") hereby nominates, constitutes and appoints Mark Amin and James E. Keegan, and each of them, the agent and proxy of the undersigned, each with full power of substitution to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Park Hyatt Los Angeles, Chateau 2, 2151 Avenue of the Stars, Los Angeles, California on November 21, 1997 at 9:00 a.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

    1.  THE ELECTION OF DIRECTORS:  Electing Mark Amin, Gordon Stulberg, Matthew
H. Saver and Tofigh Shirazi to serve on the Board of Directors of the Company until the next annual meeting following their election and until their successors are elected and have qualified.

              AUTHORITY GIVEN  / /        AUTHORITY WITHHELD  / /

    (INSTRUCTION: To grant authority to vote for all of the nominees named above check the "AUTHORITY GIVEN" box; to withhold authority for any individual nominee check the "AUTHORITY GIVEN" box and cross out the name of the Individual above; to withhold authority for all nominees check the "AUTHORITY WITHHELD" box.)

    2. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS: Approving the selection of Price Waterhouse LLP to serve as independent accountants of the Company for the fiscal year ending June 30, 1998.

                    FOR  / /    AGAINST  / /    ABSTAIN  / /

    3. OTHER BUSINESS: To transact such other business as may properly come before the meeting or any adjournments thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND A VOTE OF "FOR" ON PROPOSAL 2. THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                     (Please Sign and Date the Other Side)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

    PLEASE SIGN AND DATE BELOW.
                                            DATED: _____________________________
                                            I DO ____ DO NOT ____ EXPECT TO
                                            ATTEND THE MEETING.
                                            ____________________________________

                                                 (SIGNATURE OF STOCKHOLDER)
                                            ____________________________________

                                                 (SIGNATURE OF STOCKHOLDER)

                                            (PLEASE DATE THIS PROXY AND SIGN
                                            YOUR NAME AS IT APPEARS ON THE STOCK
                                            CERTIFICATE. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES, ETC.
                                            SHOULD GIVE THEIR FULL TITLE. ALL
                                            JOINT OWNERS SHOULD SIGN.)